Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-282263) of Moolec Science SA of our report dated October 30, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.
/s/ Sebastian Azagra
Partner
Rosario, Argentina
October 30, 2024